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                                                                      EXHIBIT 11

                STATEMENT REGARDING COMPUTATION OF PER SHARE DATA

                                                                   YEARS ENDED MARCH 31,
                                                         ------------------------------------------
                                                            2000             1999           1998
                                                         -----------     -----------     ----------

 Net earnings (loss)                                     $  (570,733)    $(7,497,657)    $5,466,225
                                                         ===========     ===========     ==========

Per share data:


    Basic earnings (loss) per share                      $     (0.13)    $     (1.79)    $     1.37
                                                         ===========     ===========     ==========

    Dilutive earnings (loss) per share                   $     (0.13)    $     (1.79)    $     1.36
                                                         ===========     ===========     ==========

    Net earnings (loss) per share                        $     (0.13)    $     (1.79)    $     1.36
                                                         ===========     ===========     ==========

Shares used in the calculation of per share amounts:

    Basic common shares                                    4,400,210       4,178,840      4,000,210
    Dilutive impact of stock options                              --              --         25,329
                                                         -----------     -----------     ----------

    Diluted common shares                                  4,400,210       4,178,840      4,025,539
                                                         ===========     ===========     ==========


      Diluted earnings per share of Common Stock includes the impact of outstanding dilutive stock options for the year ended March 31, 1998. There were no dilutive options during the years ended March 31, 2000 and 1999.